UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ON24, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2026

ON24, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39965	94-3292599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Howard Street, Suite 1100
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 369-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ONTF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on December 29, 2025, ON24, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cvent Atlanta, LLC, a Delaware limited liability company (“Parent”), and Summit Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company and a wholly-owned subsidiary of Parent following the Merger. On February 24, 2026, the Company filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the special meeting of the Company’s stockholders (the “Special Meeting”) scheduled to be held on March 26, 2026, at 8:30 a.m. Pacific Time at the Company’s corporate headquarters at 301 Howard Street, Suite 1100, San Francisco, California 94105.

Litigation Related to the Merger

In connection with the Merger Agreement and the transactions contemplated thereby, two putative stockholders of the Company have filed the following lawsuits against the Company and the members of the Company’s Board of Directors in the Supreme Court of New York, New York County: (i) Burke v. ON24, Inc., et al., Index No. 651299/2026, filed on March 3, 2026, and (ii) Jones v. ON24, Inc., et al., filed on March 4, 2026. The complaints are substantively similar and variously allege, among other things, that the Definitive Proxy Statement failed to disclose material information. The complaints seek to enjoin the Company from proceeding with or consummating the proposed Merger and seek to recover damages in the event the proposed Merger is consummated. In addition, between February 11, 2026 and March 19, 2026, a series of demand letters and certain associated draft complaints were also sent to the Company by counsel for purported stockholders of the Company, alleging deficiencies in the Company’s disclosures.

The Company believes that the allegations in the complaints and letters described above are without merit. The Company also believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law, and do not need to be supplemented. Nevertheless, solely to avoid the nuisance, risks, costs, and uncertainties inherent in disputes concerning these types of allegations, including the possibility that any such claim could delay or adversely affect the Merger, and allow the Company’s stockholders to vote on the Merger at the Special Meeting, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement with the supplemental disclosures set forth below. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal merit of the various litigation matters described above or the allegations made therein, or of the necessity, or materiality under applicable laws, of any of the disclosures set forth herein.

Supplemental Disclosures

The following supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. The inclusion in the supplemental disclosures of certain information should not be regarded as an indication that any of the Company or its affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material, and such information should not be relied upon as such. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Definitive Proxy Statement is highlighted with strikethrough text.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding to the end of the first full paragraph on page 34 of the Definitive Proxy Statement the following sentence:

The non-disclosure agreements also did not contain any “don’t-ask don’t-waive” or similar provisions which would apply after public announcement of the execution of an acquisition agreement by ON24 with a third party such that no counterparty to any such non-disclosure agreement would be limited from making an offer or entering into discussions, negotiations, agreements or understandings with respect to a possible transaction resulting from an acquisition inquiry or Acquisition Proposal and/or Superior Proposal.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding to the end of the second paragraph on page 36 of the Definitive Proxy Statement the following sentence:

Cvent’s proposal did not include any provisions regarding the participation or employment of the Company’s management in the surviving corporation, nor was it conditioned on any such participation or employment, nor were there any negotiations related to any such participation or employment prior to the signing of the Merger Agreement.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding to the end of the last paragraph on page 38 of the Definitive Proxy Statement the following sentence:

No negotiations related to the participation or employment of the Company’s management in the surviving corporation occurred prior to the signing of the Merger Agreement and Cvent’s request that certain key members of ON24’s executive management team provide transition support was not implemented in connection with finalization of the Merger Agreement.

The disclosure under the heading captioned “The Merger—Opinion of ON 24’s Financial Advisor” is hereby amended and supplemented by adding the following to the second full paragraph on page 48 of the Definitive Proxy Statement (with new text in bold and underlined):

Goldman Sachs derived ranges of illustrative enterprise values for ON24 by adding the ranges of present values it derived above. Goldman Sachs then added the amount of ON24’s cash and cash equivalents of approximately $169.0 million as of September 30, 2025 (after adjusting for cash used for share repurchase through December 26, 2025), as provided by and approved for Goldman Sachs’ use by the management of ON24, to derive a range of illustrative equity values for ON24. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of ON24 common stock of approximately 49.5 million as of December 26, 2025, as provided by and approved for Goldman Sachs’ use by the management of ON24, using the treasury stock method, to derive a range of illustrative present values per share of ON24 common stock, rounded to the nearest $0.10, ranging from $6.30 to $8.30.

The disclosure under the heading captioned “The Merger—Opinion of ON 24’s Financial Advisor” is hereby amended and supplemented by adding the following to the first full paragraph on page 49 of the Definitive Proxy Statement (with new text in bold and underlined):

Goldman Sachs then added the amount of ON24’s cash and cash equivalents as of December 31, 2026 and 2027 of approximately $168 million and $189 million, respectively, each as provided by and approved for Goldman Sachs’ use by the management of ON24, to the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for ON24 for each of the fiscal years 2026 and 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of ON24 common stock as of December 31, 2026 and 2027 of approximately 52.196 million and 55.225 million, respectively, calculated using information provided by and approved for Goldman Sachs’ use by the management of ON24, to derive a range of implied future values per share of ON24 common stock (excluding dividends). Goldman Sachs then discounted these implied future equity values per share of ON24 common stock to September 30, 2025, using an illustrative discount rate of 12.0%, reflecting an estimate of ON24’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for ON24, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per share of ON24 common stock, rounded to the nearest $0.10, of $3.90 to $7.60.

The disclosure under the heading captioned “The Merger—Opinion of ON 24’s Financial Advisor” is hereby amended and supplemented by restating in its entirety the table set forth on pages 49 and 50 of the Definitive Proxy Statement (with new text in bold and underlined):

	Selected Transactions
Announcement Date	Acquiror	Target	EV/NTM Revenue	Transaction Value ($bn)
May 2022	Clayton Dubilier & Rice, LLC and TPG Global, LLC	Covetrus, Inc.	0.9x	$4.3
March 2023	STG Partners, LLC	Momentive Global Inc.	3.0x	$1.5
April 2023	Silver Lake Technology Management, L.L.C.	Software AG	2.5x	$2.6
March 2024	Thoma Bravo, L.P.	Everbridge, Inc.	3.9x	$1.8
June 2024	SAP SE	WalkMe Ltd.	4.0x	$1.1
August 2024	Apax Partners LLP	Thoughtworks Holding, Inc.	1.7x	$1.8
October 2024	Silver Lake Group, L.L.C. and GIC Pte. Ltd.	Zuora, Inc.	3.2x	$1.5
October 2024	Sophos Inc.	SecureWorks Corp.	2.4x	$0.8
November 2024	Bending Spoons US Inc.	Brightcove Inc.	1.0x	$0.2
December 2024	GASC APF, L.P.	Learning Technologies Group plc.	2.3x	$1.1
January 2025	H.I.G. Capital, LLC	Quisitive Technology Solutions Inc.	1.8x	$0.2
April 2025	Vector Capital Management, L.P.	Bigtincan Holdings Limited	1.0x	$0.1
May 2025	DoorDash, Inc.	Deliveroo plc	1.0x	$2.2
May 2025	WiseTech Global Limited	E2open Parent Holdings, Inc.	3.4x	$2.1
August 2025	M. Walrath	Yext, Inc.	2.3x	$1.0
August 2025	Thoma Bravo, L.P.	Verint Systems Inc.	2.0x	$2.0
September 2025	Bending Spoons US Inc.	Vimeo, Inc.	2.6x	$1.1
December 2025	Bending Spoons US Inc.	Eventbrite, Inc.	0.9x	$0.3

The disclosure under the heading captioned “The Merger—Opinion of ON 24’s Financial Advisor” is hereby amended and supplemented by adding the following to the first full paragraph on page 50 of the Definitive Proxy Statement (with new text in bold and underlined):

The foregoing analysis indicated a range of EV/NTM Revenue multiples ranging from 0.9x to 4.0x, and a median EV/NTM Revenue multiple of 2.3x. Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV/NTM Revenue multiples of 1.0x to 2.3x to ON24’s estimated NTM Revenue as of December 31, 2025, as provided by and approved for Goldman Sachs’ use by the management of ON24, to derive a range of implied enterprise values for ON24. Goldman Sachs then added the cash and cash equivalents of ON24 of approximately $169.0 million as of September 30, 2025 (after adjusting for cash used for share repurchase through December 26, 2025), as provided by and approved for Goldman Sachs’ use by the management of ON24, and divided the result by the number of fully diluted outstanding shares of ON24 common stock of approximately 49.5 million as of December 26, 2025, as provided by and approved for Goldman Sachs’ use by the management of ON24, to derive a reference range of implied values per share of ON24 common stock, rounded to the nearest $0.10, of $6.20 to $9.70.

The disclosure under the heading captioned “The Merger—Opinion of ON 24’s Financial Advisor” is hereby amended and supplemented by restating in its entirety the table set forth on page 51 of the Definitive Proxy Statement (with new text in bold and underlined):

	Company	EV/Revenue
Selected Companies in Business-to-Business Marketing Industry	ZoomInfo Technologies Inc.	3.6x
	Yext, Inc.	2.3x
	Sprinklr, Inc.	1.8x
	Sprout Social, Inc.	1.3x
	TechTarget, Inc.	0.9x
Selected Companies in Communication and Other Industries	Zoom Communications, Inc.	4.0x
	RingCentral, Inc.	1.6x
	Kaltura, Inc.	1.4x
	Commerce.com, Inc.	1.1x
	8x8, Inc.	0.8x
ON24	ON24 (based on the Forecasts)	0.5x
	ON24 (based on analysts’ consensus estimates)	0.5x

	Range	Median
Selected Companies in business-to-business marketing industry	0.9x-3.6x	1.8x
Selected Companies in communication and other industries	0.8x-4.0x	1.4x

The disclosure under the heading “The Merger—Certain Financial Projections” is hereby supplemented by amending and restating the table on page 57 of the Definitive Proxy Statement as follows:

The Projections are set forth in the following table:

(in millions)	2025F			2026F	2027F	2028F	2029F	2030F	2031F	2032F	2033F	2034F	2035F
ARR(1)		$124		$128	$137	$153	$175	$202	$229	$254	$276	$298	$318
Total revenue		$139		$137	$145	$159	$181	$211	$242	$273	$300	$325	$350
(-) COGS(2)		$(33)		$(32)	$(32)	$(34)	$(38)	$(45)	$(52)	$(58)	$(64)	$(69)	$(74)
Gross profit		$106		$105	$113	$125	$142	$166	$191	$215	$236	$256	$276
(-) OpEx(3)		$(110)		$(103)	$(102)	$(108)	$(117)	$(128)	$(143)	$(157)	$(168)	$(177)	$(185)
EBIT (excluding SBC)~~(2)(3)~~(4)(5)		$(4)		$2	$11	$17	$25	$38	$48	$57	$68	$80	$91
Adjusted EBITDA (excluding SBC)~~(4)(3)~~ (5)(6)		$0		$7	$15	$21	$29	$43	$52	$63	$74	$86	$98
(-) Taxes		(1)		(1)	(1)	(1)	(2)	(5)	(7)	(10)	(13)	(16)	(20)
(-) Cap(7)		(3)		(3)	(3)	(4)	(4)	(5)	(5)	(6)	(6)	(7)	(8)
(+/-) Changes in NWC(8)		2		2	4	4	7	7	6	5	4	4	4
(-) Non-recurring Charges		(2)		(3)	0	0	0	0	0	0	0	0	0
Unlevered free cash flow (including SBC)~~(2)~~(9)	~~$~~	~~(12~~	)$(32)	$(18)	$(7)	$(3)	$3	$8	$12	$17	$23	$30	$38

(1)

Annual recurring revenue (“ARR”) represents the sum of the annualized value of ON24 subscription contracts as of the measurement date, including existing customers with expired contracts expected to be renewed, but excluding professional services and overages from subscription customers.

(2)	COGS represents cost of revenue.
(3)

Operating expenses represent the expenses related to sales and marketing, research and development, and general and administrative. Operating expenses do not include restructuring costs, impairment charges for underutilized real estate, litigation related expenses from a shareholder class action suit, costs related to inbound merger and acquisition activity, and shareholder activism related costs. Below are the components of operating expenses:

(in millions)	2025F	2026F	2027F	2028F	2029F	2030F	2031F	2032F	2033F	2034F	2035F
Sales and Marketing	$59	$51	$50	$52	$56	$64	$72	$79	$86	$90	$93
Research and Development	$27	$26	$27	$30	$33	$36	$41	$45	$48	$51	$54
General and Administrative	$24	$25	$25	$26	$28	$28	$31	$33	$34	$36	$38

~~(2)~~(4)	EBIT (excluding SBC) represents gross profit less operating expenses, plus stock-based compensation.
~~(3)~~(5)	Stock-based compensation (“SBC”) excluded from or included in a projected item consists of the following:

(in millions)	2025F		2026F	2027F	2028F	2029F	2030F	2031F	2032F	2033F	2034F	2035F
SBC	~~$~~	~~7~~$29	$21	$22	$24	$27	$32	$34	$35	$36	$36	$35

~~(4)~~(6)

Adjusted EBITDA (excluding SBC) means income (loss) excluding interest expense, other (income) expense, net, provision for income taxes, depreciation and amortization, amortization of acquired intangible assets, amortization of cloud implementation costs, stock-based compensation, restructuring costs, impairment charges for underutilized real estate, litigation related expenses from a shareholder class action suit, costs related to inbound merger and acquisition activity, and shareholder activism related costs.

(7)	Cap represents capital expenditures.
(8)	Changes in NWC represents changes in net working capital.
~~(5)~~(9)

Unlevered Free Cash Flow (including SBC) means Adjusted EBITDA (excluding SBC) adjusted for stock-based compensation being treated as a cash expense, less taxes, less capital expenditures, changes in net working capital and less non-recurring charges.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed Merger involving ON24, Parent and Merger Sub. ON24 filed a definitive proxy statement with the SEC. ON24 commenced mailing of the definitive proxy statement to its stockholders entitled to vote at the Special Meeting relating to the Merger on or about February 24, 2026. ON24 may also file other relevant documents with the SEC regarding the Merger and related matters. This communication is not a substitute for the definitive proxy statement or any other document that ON24 may file with the SEC. INVESTORS AND STOCKHOLDERS OF ON24 ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY ON24, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ON24 AND THE MERGER. Investors and stockholders will be able to obtain a free copy of the proxy statement and other documents containing important information about ON24 and the Merger once such documents are filed by ON24 with the SEC at the SEC’s website at www.sec.gov or from ON24 at its website at https://investors.on24.com/overview/default.aspx.

Participants in the Solicitation

ON24 and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about ON24’s directors and executive officers and their direct and indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement for the Merger referenced above, under the headings “Executive Compensation,” “Employee Benefit and Equity Compensation Plans” and “Equity Compensation Plan Information.” Additional information about the directors and executive officers of ON24, their ownership of ON24 common stock, and ON24’s transactions with related persons is set forth in (i) ON24’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on March  13, 2025, and can be found here, (ii) ON24’s definitive proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 29, 2025, under the headings “Director Compensation”, “Executive Officers”, “Employee Benefit and Equity Compensation Plans”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management”,  and “Relationships and Related Party Transactions” and can be found here, and (iii) ON24’s subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, as well as ON24’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 12, 2026. To the extent holdings of ON24 securities by its directors or executive officers have changed since the amounts set forth in the disclosures identified above, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC (which are available here). Other information regarding the participants in the solicitation may be set forth in other relevant materials to be filed with the SEC. Investors and stockholders should read the definitive proxy statement and such other relevant materials carefully before making any voting or investment decisions. Copies of the documents filed with the SEC by ON24 will be available free of charge through the website maintained by the SEC at sec.gov and ON24’s website at https://investors.on24.com/overview/default.aspx.

Forward-looking statements

This communication, and the documents to which ON24 refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent ON24’s expectations or beliefs concerning future events, including the timing of the proposed Merger and other information relating to the Merger. Forward-looking statements include information concerning possible or assumed future results of operations of ON24, the expected timing, completion and other information relating to the Merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, ON24 expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond ON24’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect ON24’s business and the price of the common stock of ON24, (ii) the failure to satisfy the conditions to the consummation of the Merger, including the adoption of the Merger Agreement by the stockholders of ON24 and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require ON24 to pay a termination fee, (v) the effect of the announcement or pendency of the Merger on ON24’s business relationships, operating results and business generally, (vi) risks that the Merger disrupts ON24’s current plans and operations, (vii) risks related to diverting management’s attention from ON24’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against ON24 related to the Merger Agreement or the Merger, (ix) ON24’s ability to retain, hire and integrate skilled personnel including ON24’s senior management team and maintain relationships with others who contribute to its business, in light of the Merger, (x) unexpected costs, charges or expenses resulting from the Merger, (xi) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) the impact of adverse general and industry-specific economic and market conditions, (xiii) risks caused by delays in upturns or downturns being reflected in ON24’s financial position and results of operations, (xiv) risks that the benefits of the merger are not realized when and as expected, (xv) uncertainty as to timing of completion of the proposed merger, and (xvi) other factors described under the heading “Risk Factors” in ON24’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other reports and filings with the SEC. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. ON24 cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, ON24 cannot assure you that ON24 will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect ON24 or ON24’s operations in the way ON24 expects. The forward-looking statements included in this communication are made only as of the date hereof. Except as required by applicable law or regulation, ON24 does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2026	ON24, Inc.

	By:	/s/ Steven Vattuone
Steven Vattuone
Chief Financial Officer